UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2010 (June 23, 2010)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussee de Wavre, 1789 1160 Brussels, Belgium One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 23, 2010, WABCO Holdings Inc. (“WABCO” or the “Company”) issued a press release confirming that the European Commission has assessed a EUR 326 million civil fine ($400 million at the current EUR to USD exchange rate of 1.2278) against entities representing the former American Standard Companies Inc. and certain of its former operations in Europe. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The fine is the result of the Commission’s previously disclosed investigation of alleged anticompetitive practices prior to 2004 by numerous European bathroom fixtures and fittings companies, including those which were part of American Standard Companies Inc.’s European operations.

Ideal Standard International Holding SARL acquired in November 2007 the European Bath and Kitchen division of American Standard Companies Inc. including European legal entities which were formerly subsidiaries of American Standard Europe BVBA, (since renamed WABCO Europe BVBA) and has continued the relevant business.

WABCO has never manufactured or marketed any of the products that are the subject of this investigation, and no one from WABCO had any involvement with the matter. However, as disclosed by WABCO in connection with its spin-off from American Standard Companies Inc. in 2007, and as disclosed in WABCO’s Form 10-K and 10-Q filings, WABCO Europe BVBA is obliged to indemnify American Standard Companies Inc., now known as Trane Inc., and the Ideal Standard entities involved in the Commission’s investigation against any fine related to this investigation.

The impact of the fine is expected to decrease WABCO’s Q2, 2010 U.S. GAAP net income and diluted EPS by $400 million and $6.06 per share, respectively. For the full year 2010, incremental interest expense is expected to decrease net income and diluted EPS by $0.8 million and $0.01 per share, respectively.

WABCO can pay this fine using its existing cash balances and available credit lines.

WABCO said it is awaiting the full text of the decision from the European Commission, and will review it before deciding whether to appeal.

The information contained in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1 hereto) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to this Item 7.01 in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Report to the extent described in Item 7.01.

Exhibit No.	Description of Document

99.1	Press Release dated June 23, 2010

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Comments in this report, and in the exhibit attached hereto, contain certain forward-looking statements, which are based on management’s good faith expectations and beliefs concerning future developments. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the risks and uncertainties described in the “Risk Factors” section and the “Forward Looking Statements” section of WABCO’s Annual Report on Form 10-K, as well as in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” sections of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on Company estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2010	WABCO HOLDINGS INC.

	By:	/s/ Alfred Farha
	Name:	Alfred Farha
	Title:	Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description of Document

99.1	Press Release dated June 23, 2010

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